UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding selected financial trends.

The following table presents updated selected financial guidance for first quarter 2022. These projections are based on current booking trends and the Company's current outlook, and actual results could differ materially.

	1Q 2022 Estimation	Previous estimation
Operating revenue compared with 2019 (a)	Down 8% to 10%	Down 10% to 15%
Load factor	75% to 80%	(b)
Available seat miles (ASMs, or capacity) compared with 2019 (a)	Down 9% to 10%	Down ~9%
Economic fuel costs per gallon[1]	$2.25 to $2.35	(b)
Fuel hedging premium expense per gallon	$0.06	(b)
Fuel hedging cash settlement gains per gallon	$0.52	$0.35
CASM-X (c) compared with 2019[2] (a)	Up 17% to 21%	Up 20% to 24%
(a) The Company believes that comparison with 2019 is a more relevant measure of performance than a year-over-year comparison due to the significant impacts in 2021 due to the pandemic.
(b) Remains unchanged from previously provided estimation.
(c) Operating expenses per available seat mile, excluding fuel and oil expense, profitsharing, and special items.

Following the revenue headwinds the Company experienced in January and February 2022 due to softness in bookings and increased trip cancellations associated with the Omicron variant, the Company has seen improvements in revenue trends in March 2022 as COVID-19 cases trend downward. The Company's current leisure revenue trends for spring break travel are strong and above 2019 levels. The improvement in the Company's first quarter 2022 operating revenue guidance is primarily attributable to stronger than anticipated bookings and passenger yields, as well as a strong performance from the Company's loyalty program. Following weaker managed business demand and revenues in January and February 2022 associated with the Omicron variant, the Company expects its March 2022 managed business revenues to improve sequentially to down approximately 40 percent versus March 2019.

The Company's flight schedule is currently published through September 5, 2022, and as previously disclosed, the Company recently reduced its published flight schedules for March through May 2022 due to continuing challenges with available staffing. The Company continues to estimate full year 2022 capacity to be down approximately four percent compared with 2019—approximately four points lower than the Company's initial 2022 capacity plan communicated in December 2021. The Company currently expects its second quarter 2022 capacity to be down approximately seven percent compared with second quarter 2019, and currently estimates its second half 2022 capacity to be roughly flat compared with second half 2019.

The Company has a multi-year fuel hedging program to provide insurance against spikes in jet fuel prices with significant fuel hedging protection in 2022. As of March 10, 2022, the fair market value of the Company's fuel derivative contracts settling in 2022 was an asset of approximately $883 million. In addition, the fair market value of fuel derivative contracts settling in 2023 and 2024 was an asset of approximately $410 million and approximately $114 million, respectively. The following table provides additional information regarding the Company's fuel derivative contracts in 2022 based on market prices as of March 10, 2022:

	Estimated fuel hedging settlement gains per gallon
Average Brent crude oil price per barrel (a)	2Q 2022	2022
$80	$0.22	$0.24
$90	$0.38	$0.37
$100	$0.53	$0.50
$110	$0.69	$0.61
$120	$0.84	$0.71
$130	$1.00	$0.82
$140	$1.15	$0.92
$150	$1.31	$1.02

Fair market value (in millions)	~$268	~$883
Percentage hedged[3] (b)	65%	65%
(a) Brent crude oil average market prices as of March 10, 2022, were approximately $102 and $96 per barrel for second quarter 2022 and full year 2022, respectively.
(b) Based on the Company's available seat mile plans for 2022, its portion of estimated fuel consumption covered by fuel derivative contracts in second quarter 2022, second half 2022, and full year 2022 is 65 percent, 62 percent, and 65 percent, respectively. The Company believes that providing the portion of fuel consumption covered by derivative contracts in future years relative to 2019 fuel gallons consumed is a more relevant measure for future coverage, due to uncertainty regarding available seat mile plans in future years. Based on 2019 fuel gallons consumed, the Company's portion of fuel consumption covered by fuel derivative contracts is 37 percent in 2023 and 17 percent in 2024.

Based on current cost trends, first quarter 2022 CASM-X is now expected to increase in the range of 17 percent to 21 percent as compared with first quarter 2019, a decrease from its previous guidance range. While the Company continues to experience cost pressure due to inflation in labor rates and airport costs, as well as unit cost headwinds from operating at suboptimal productivity levels, the improvement in the Company's unit cost guidance is primarily attributable to cost relief driven by better operational performance in February and March 2022, thus far, compared with January 2022.

Based on the current outlook, the Company continues to expect a net loss in first quarter 2022; however, due to improving revenue trends and estimated fuel hedging gains, the Company continues to expect to be solidly profitable in March 2022. The Company continues to expect to be profitable for the remaining three quarters of this year, and for full year 2022, based on its current outlook and plans, which includes fuel hedging gains from its full year 2022 fuel derivative contracts.

As of March 11, 2022, the Company had cash and short-term investments of approximately $15.7 billion, well in excess of debt outstanding. The Company's adjusted debt4 to invested capital (leverage) is currently 55 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The Company believes it is currently in an advantaged position within the U.S. airline industry due to its balance sheet strength, net cash position, and significant fuel hedging protection. Following March through May 2022 flight schedule reductions implemented since December 2021, the Company will continue to evaluate available staffing levels, booking and cancellation trends, and energy prices to determine the need for additional capacity adjustments. As such, the Company's actual flown 2022 capacity may differ from currently published flight schedules or current guidance.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Projections compared with 2019 do not reflect the potential impact of fuel and oil expense, special items, and profitsharing in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3The Company's portion of estimated fuel consumption covered by fuel derivative contracts is based on the maximum number of gallons hedged for each respective period, which may be at different strike prices and at strike prices materially higher than the market prices at time of settlement. The volume of gallons covered by derivative contracts that ultimately get exercised in any given period may vary significantly from the volumes provided, as market prices and the Company's fuel consumption fluctuates.
4Adjusted debt is calculated as short-term and long-term debt, including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial and operational outlook, goals, plans, position, expectations, and projected results of operations, including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s plans and expectations with respect to load factors, capacity, and capacity adjustments, including factors and assumptions underlying the Company’s expectations and projections; (iii) the Company's expectations with respect to its fuel costs, premium expenses, hedging gains, and the Company's related management of risks associated with changing jet fuel prices, including factors underlying the Company's expectations; and (iv) the Company’s expectations with respect to business revenue improvement and leisure revenue strength. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) any negative developments related to the COVID-19 pandemic, including, for example, with respect to the duration, spread, severity, or any recurrence of the COVID-19 pandemic or any new variant strains of the underlying virus; the effectiveness, availability, and usage of COVID-19 vaccines; the impact of government mandates, directives, orders, regulations, and other governmental actions related to COVID-19 on the Company's business plans and its ability to retain key Employees; the extent of the impact of COVID-19 on overall demand for air travel and the Company's related business plans and decisions; and the impact of the COVID-19 pandemic on the Company's access to capital; (ii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (iii) the Company's dependence on its workforce, including its ability to employ sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; (iv) the impact of labor matters on the Company's business decisions, plans, and strategies; (v) the impact of fears or actual outbreaks of other diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fears of terrorism or war, socio-demographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (vi) the impact of governmental regulations and other governmental actions on the Company's business plans and operations; (vii) the Company's dependence on third parties, in particular with respect to its fuel supply, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (viii) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; and (ix) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

March 15, 2022	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)